UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 25, 2016, were submitted to a vote of the stockholders of CoStar Group at the Company’s 2016 Annual Meeting held on June 9, 2016. The final voting results are as follows:

(1)
The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Michael R. Klein, Andrew C. Florance, Michael J. Glosserman, Warren H. Haber, John W. Hill, Laura Cox Kaplan, Christopher J. Nassetta and David J. Steinberg.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael R. Klein	29,544,328	693,486	17,734	692,444
Andrew C. Florance	30,055,619	182,207	17,722	692,444
Michael J. Glosserman	30,064,894	172,897	17,757	692,444
Warren H. Haber	29,708,591	529,237	17,720	692,444
John W. Hill	30,218,990	18,838	17,720	692,444
Laura Cox Kaplan	30,201,056	36,746	17,746	692,444
Christopher J. Nassetta	29,874,623	363,205	17,720	692,444
David J. Steinberg	30,228,555	8,570	18,423	692,444

(2)	The approval of the 2016 Stock Incentive Plan:

Votes For	29,077,490
Votes Against	1,174,046
Abstentions	4,012
Broker Non-Votes	692,444

(3)	The approval of the 2016 Cash Incentive Plan:

Votes For	29,906,670
Votes Against	329,060
Abstentions	19,818
Broker Non-Votes	692,444

(4)	The appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified upon the following vote:

Votes For	30,652,182
Votes Against	276,057
Abstentions	19,753

(5)	The advisory resolution on executive compensation was approved upon the following vote:

Votes For	26,764,380
Votes Against	3,470,008
Abstentions	21,160
Broker Non-Votes	692,444

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: June 9, 2015	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer